Exhibit 99

Humana Inc.

500 West Main Street

P.O. Box 1438

Louisville, KY 40201-1438

http://www.humana.com

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FOR MORE INFORMATION, CONTACT:
Regina Nethery
Humana Investor Relations
502-580-3644
RNethery@humana.com

Mitch Lubitz
Humana Corporate Communications
813-287-6180
MLubitz@humana.com

Humana assumes Medicare membership of MD Medicare Choice Plan in Florida

LOUISVILLE, Ky. — September 30, 2008 — Humana Inc. (NYSE: HUM) today announced it is assisting the Centers for Medicare & Medicaid Services (CMS) in providing uninterrupted access to health and prescription benefits for approximately 16,000 Medicare members of the MD Medicare Choice (MDMC) plan in 23 counties across Florida effective October 1, 2008.

MDMC’s contract with CMS was terminated following action September 29, 2008 by the Circuit Court of the Second Judicial Court in and for Leon County, Florida, which placed MDMC into receivership. The Florida Department of Financial Services immediately began a liquidation of the plan.

“Humana and our vast network of primary care doctors, specialists, hospitals, and pharmacies welcome MDMC’s members to our organization,” said Michael A. Seltzer, CEO of Humana Medicare and Medicaid in South Florida. “Humana has a long and proven history of being a trusted provider for more than 450,000 seniors throughout Florida. We work very hard to offer our members guidance, exceptional service and first-class benefits. We look forward to the opportunity of building a lasting and trusting relationship with our new members.”

MDMC members will be enrolled in a comparable Humana Medicare plan and will receive medical and prescription drug benefits similar to the benefits they received through MDMC. A dedicated Humana customer care team has been set up to work with these Medicare beneficiaries should they have questions about this change.

Humana Inc.

500 West Main Street

P.O. Box 1438

Louisville, KY 40201-1438

http://www.humana.com

n e w s   r e l e a s e

Those members who have questions can call Humana toll free at 1-800-758-4086. If you have a speech or hearing impairment and use TTY, please call 1-800-833-3301.

Providers needing referral/authorization information should call 1-800-758-4104; for other provider issues, please call 1-800-758-4043.

Humana will allow former MDMC members to continue to see their current providers, including both primary care providers and specialists, whether they are in or outside of the applicable Humana plan network until December 31, 2008. Until that time, former MDMC members will pay in-network cost sharing when using out-of-network providers.

“We have taken the necessary steps to make certain these Medicare members will continue to have access to their physicians, medical facilities and prescription drugs,” said Terry G. Smith, M.D., Humana chief Medicare medical officer in Florida.

Humana does not anticipate the assumption of this membership will materially change its financial performance for the year ending December 31, 2008.

Cautionary Statement

This news release contains statements and earnings guidance points that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the companies’ Form 10-Ks for the year ended December 31, 2007, their Form 10-Qs for the periods ended March 31, 2008 and June 30, 2008, and Form 8-Ks filed during 2008 with the Securities and Exchange Commission.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 11.5 million medical members. Humana is a full-service benefits solutions company, offering a wide array of health and supplemental benefit plans for employer groups, government programs and individuals.

Humana Inc.

500 West Main Street

P.O. Box 1438

Louisville, KY 40201-1438

http://www.humana.com

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Over its 47-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information.